UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2004

MSC INDUSTRIAL DIRECT CO., INC.

(Exact name of registrant as specified in its charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Maxess Road Melville, NY		11747
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (516) 812-2000

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

On January 8, 2004, the Registrant announced that David Sandler, President and Chief Operating Officer, would be seeking medical advice to address diminished hearing in his left ear; the condition is caused by a benign growth, or acoustic neuroma, pressing on the acoustic nerve, and is treatable with surgery or radiation therapy.  If surgery is elected, the Registrant anticipates that Mr. Sandler would return to work full-time shortly following the procedure.

Mr. Sandler stated “While I’m still seeking medical advice and considering my options to treat this condition, I’m confident that our strong and deep management team will be driving our established business goals and initiatives to take MSC to the next level, and any decision I make will be coordinated with the rest of our management team to ensure that my short absence is seamless to the business.”

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibits: 99.1 MSC Industrial Direct Co., Inc. Press Release, dated January 8, 2004.

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 8, 2004, the Registrant issued a press release announcing financial results for the first fiscal quarter ended November 29, 2003.  The entire text of the press release is attached as Exhibit 99.1.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

By:	/s/ Shelley Boxer
Name:	Shelley Boxer
Title:	Vice President, Finance

Date:   January 8, 2004